                                                                     EXHIBIT 8
                                                              DRAFT (01/05/96)

As filed with the Securities and Exchange Commission on January__, 1996.

                             Registration No. 33-
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-3

                            REGISTRATION STATEMENT

                                   UNDER THE

                            SECURITIES ACT OF 1933

                             ____________________

                      CENTRAL AND SOUTH WEST CORPORATION
            (Exact name of registrant as specified in its charter)

             Delaware                                51-0007707
     (State or other jurisdiction of              (I.R.S.Employer
     incorporation or organization)           Identification No.)

                         1616 Woodall Rodgers Freeway
                                P.O. Box 660164
                           Dallas, Texas 75266-0164
                                (214) 777-1000

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Stephen J. McDonnell
                                   Treasurer
                      Central and South West Corporation
                         1616 Woodall Rodgers Freeway
                             Dallas, Texas  75202
                             ____________________

           (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                  Copies to:

                                                  ROBERT B. WILLIAMS, ESQ.
         FERD. C. MEYER, JR.                     JORIS M. HOGAN, ESQ.
Senior Vice President and General Counsel   Milbank,Tweed, Hadley& McCloy
      1616 Woodall Rodgers Freeway                Chase Manhattan Plaza
             P.O. Box 660104                     New York, New York 10005
           Dallas, Texas 75202                        (212) 530-5000
             (214) 777-1000

                             ____________________




       Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                            ____________________

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]
                            _____________________

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            _____________________

                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
                                   PROPOSED     PROPOSED
                                   MAXIMUM      MAXIMUM
     TITLE OF        AMOUNT        OFFERING    AGGREGATE      AMOUNT OF
    SECURITIES       TO BE          PRICE       OFFERING    REGISTRATION
   BE REGISTERED    REGISTERED     PER UNIT*    PRICE*           FEE
-----------------------------------------------------------------------
Common Stock,
 $3.50 par value    5,000,000    $             $          $
       per share    shares
-----------------------------------------------------------------------
* Estimated solely for purposes of determining the registration fee and, pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices for the Common Stock of Central and South West Corporation on January __, 1995, as published in The Wall Street Journal report of New york Stock Exchange Composite Transactions.
                             ____________________

         Pursuant to Rule 429 of the Commission under the Securities Act of 1933, as amended, the within prospectus relates to 5,000,000 shares of the Common Stock of the Corporation covered hereby and [__,000,000] shares of the Common Stock of the Corporation covered by Registration Statement
No. 33-50193, for which a filing fee of $51,270 was paid by the Corporation.
--------------------------------------------------------------------------------



                   Subject to Completion, Dated January __, 1996

                                      PROSPECTUS



                          CENTRAL AND SOUTH WEST CORPORATION
                           POWERSHARE DIVIDEND REINVESTMENT
                                AND STOCK PURCHASE PLAN


                                     COMMON STOCK
                                   ($3.50 PAR VALUE)

The Central and South West Corporation (Corporation) PowerShare Dividend Reinvestment and Stock Purchase Plan (Plan) provides a convenient and inexpensive way for the Corporation's shareholders, employees and others to reinvest dividends and purchase shares of the Corporation's common stock, $3.50 par value per share (Common Stock). Non-shareholders of legal age who are residents of the fifty States of the United States and the District of Columbia may enroll in the Plan by making an initial cash investment of $250.00. Employees and eligible retirees of the Corporation and its subsidiaries may elect to purchase Common Stock through automatic payroll or pension deductions with a minimum of $10.00 per pay period.

This Prospectus incorporates several amendments to the Corporation's current Dividend Reinvestment and Stock Purchase Plan (Current Plan), including (a) enabling non-shareholders of legal age who are residents of all fifty States of the United States andthe District of Columbia to participate in the Plan, (b) increasing the initial cash investment required for enrollment in the Plan by non-shareholders, non-employees and non-retirees from $100 to $250 and (c) changing the frequency ofinvestmentn shares of Common Stock by the Plan from bi-monthly to weekly.

Participants in the Current Plan will be automatically enrolled in the amended Plan unless they withdraw from participation. For further information concerning the Plan and a glossary of capitalized terms used in this Prospectus, see "Description of the Plan" beginning on page 5.

       Under the Plan, Participants may elect any of the following reinvestment options:

            FULL DIVIDEND REINVESTMENT - Participants may automatically reinvest cash dividends on all Registered Shares they hold and on all Plan Shares credited to their accounts.

            PARTIAL DIVIDEND REINVESTMENT - Participants may receive cash dividends on a portion of the Registered Shares they hold and/or a portion of the Plan Shares credited to their accounts, and automatically reinvest the cash dividends on the remainder of such shares.

            NO DIVIDEND REINVESTMENT - Participants may receive cash dividends on all Registered Shares they hold and on all Plan Shares credited to their accounts.


Under any of the reinvestment options, Participants may make Optional Cash Purchases at any time, of not less than $25 per payment and not more than $100,000 per calendar year (Annual Limit).

Cash dividends, cash investments and payroll deductions under the Plan will be used to purchase shares of Common Stock which, at the option of the Corporation, will be either newly issued or will be purchased on behalf of Plan Participants in the open market by an Independent Agent appointed by the Corporation. See Question 11. The Corporation will select Independent Agents based on fees and service.

The price of shares purchased in the open market under the Plan will be the weighted average price at which the Independent Agent acquires the shares as discussed in Question 17. The price of newly issued shares acquired under the Plan will be the average of the high and low price of the Corporation's Common Stock as also discussed in Question 17.

The price of shares sold by Participants under the Plan will be the weighted average price at which the Independent Agent sells shares less applicable fees and/or commissions. Sales of shares through the Plan are discussed in Questions 20 through 22.

A Plan Participant will have applicable fees and/or commissions deducted from the funds used to purchase shares acquired or sales proceeds of shares sold under the Plan. See Question 19 for a description of such fees and commissions.

To the extent required by applicable law in certain jurisdictions, including [Arizona, Florida, Maine, Nebraska, North Carolina, North Dakota, Oklahoma and Vermont], shares of Common Stock offered under the Plan to persons not presently shareholders are offered only through a registered broker-dealer in such jurisdictions.

This Prospectus relates to [_,000,000] shares of Common Stock of the Corporation and should be retained for future reference. The Corporation's Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "CSR".

                                  ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   _____________________




                           The date of this Prospectus is ____________ __, 1996.


***************************************************************************
* Information contained herein is subject to completion or amendment.  A  *
* registration statement relating to these securities has been filed with *
* the Securities and Exchange Commission. These securities may not be sold*
* nor may offers to buy be accepted prior to the time the registration    *
* statement becomes effective.  This prospectus shall not constitute an   *
* offer to sell or the solicitation of an offer to buy nor shall there be *
* any sale of these securities in any State in which such offer,          *
* solicitation or sale would be unlawful prior to registration or         *
* qualification under the securities laws of any such State.              *
***************************************************************************



                                 AVAILABLE INFORMATION

The Corporation is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission (Commission).
Such reports, proxy or information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549-1004, and at the following Regional Offices of the Commission: Northwestern Atrium Center,
500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; 7 World
Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington,
D.C. 20549. The Corporation's Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange. Such reports, proxy statements and other information concerning the Corporation may be inspected at such exchanges.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents heretofore filed by the Corporation with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

      (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.

      (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and the Corporation's Form 10-Q/A for the quarter ended September 30, 1995.

      (c) The Corporation's Current Reports on Form 8-K dated January 17, 1995, April 6, 1995, May 23, 1995, June 9, 1995, July 10, 1995, September 6,
      1995, September 27, 1995, September 28, 1995 and October 12, 1995.

      (d) The description of the Common Stock which is contained in the Corporation's registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Corporation pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to termination of the offering of Common Stock pursuant to the Plan, shall be deemed also to be incorporated by reference herein and a part hereof from their respective dates of filing. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Corporation hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference(not including exhibits to such documents which are not specifically incorporated by reference in such documents). Requests for such copies should be directed toCentral and South West Corporation, Shareholder Services Department, P.O. Box 660164, Dallas, Texas 75266-0164, or by calling our toll-free number 1-800-527-5797.


                                    THE CORPORATION

The Corporation is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended. The Corporation owns all of the outstanding shares of common stock of four electric operating Subsidiaries:
Central Power and Light Company, Public Service Company of Oklahoma, Southwestern Electric Power Company, and West Texas Utilities Company (collectively, the "Electric Operating Subsidiaries"). These companies provide electric service to approximately [1.6] million customers in a widely diversified area covering [152,000] square miles in portions of the States of Arkansas, Louisiana, Oklahoma and Texas. This area is one of the largest served by any electric utility system in the United States.

Other major Subsidiaries owned by the Corporation are Transok, Inc., a natural gas, gathering, transmission, processing, storage and marketing company, which transports for and sells natural gas to the Electric Operating Subsidiaries as well as processing, transporting and selling natural gas for and to non-affiliates; CSW Energy, Inc. and CSW International, Inc., which pursue cogeneration projects and other energy ventures within the United States and internationally; CSW Credit, Inc., which purchases the accounts receivable of Transok and certain non-affiliated electric and gas utilities; CSW Communications, Inc., which provides communication services to the Electric Operating Subsidiaries, Transok and certain non-affiliates; CSW Leasing, Inc., which invests in leveraged leases; and Central and South West Services, Inc., which performs, at cost, various professional services to the Corporation and its Subsidiaries. The Corporation's offices are located at 1616 Woodall Rodgers Freeway, P.O. Box 660164, Dallas, Texas 75266-1064.


                                    USE OF PROCEEDS

Since the requirements of Plan Participants may be satisfied by either the issuance of new shares of Common Stock by the Corporation, or the purchase of shares of Common Stock by an Independent Agent in the open market, the number of shares of Common Stock, if any, that the Corporation ultimately will sell under the Plan, or the prices at which such shares will be sold, is not known. If new shares of Common Stock are issued by the Corporation under the Plan, the proceeds from the sale will be used for repayment of long-or short-term indebtedness, for working capital or for other general corporate purposes.
If shares are purchased by an Independent Agent for Participants in the open market, the Corporation will not receive any proceeds.



                                DESCRIPTION OF THE PLAN

The following description, which is set forth in question and answer form, constitutes a complete statement of the Plan:

DEFINITIONS

       ANNUAL LIMIT - A Participant may make Optional Cash Purchases up to a maximum of $100,000 per calendar year.

       AUTOMATIC ELECTRONIC INVESTMENT AUTHORIZATION CARD - The form to be completed by a Participant in order to set up automatic drafts from banks and other financial institutions for Optional Cash Purchases.

       AUTOMATIC ELECTRONIC INVESTMENT - Optional Cash Purchases by means of electronic funds transfer.

       BUSINESS DAY - Any day on which the New York Stock Exchange is open for the business of trading securities.

       CHANGE AUTHORIZATION CARD - The form to be completed by a Participant to make changes in reinvestment options or other account changes.

       CASH DIVIDEND - The cash dividend payable on shares of Common Stock.

       CURRENT PLAN - The Corporation's current Dividend Reinvestment and Stock Purchase Plan.

       DIVIDEND PAYMENT DATE - The date on which dividends declared by the Corporation's board of directors are payable on the Corporation's Common Stock, usually the last business day of February, May, August and November.

       DIVIDEND RECORD DATE - The date on which a person or entity must be a registered shareholder of Common Stock in order to receive a given dividend, usually the 5th business day of February, May, August and November.

       ELIGIBLE AREA - The fifty States of the United States and the District of Columbia.

       EMPLOYEE/RETIREE ENROLLMENT FORM - The form to be completed by employees or eligible retirees of the Corporation or its Subsidiaries in order to enroll in the Plan.

       ENROLLMENT FORM - The form to be completed by (i) a non-shareholder resident of the fifty States of the United States and the District of Columbia (other than employees or retirees of the Corporation or its Subsidiaries) in order to enroll in the Plan, or (ii) existing holders of Registered Shares of Common Stock (other than employees or retirees of the Corporation or its Subsidiaries), in order to enroll in the Plan.

       INDEPENDENT AGENT - The agent or agents appointed by the Corporation who act on behalf of Plan Participants in (i) buying Common Stock on the open market if bought during a period in which the Corporation elects not to satisfy the requirements of Plan Participants with newly issued shares and/or (ii) selling Plan Shares for Participants.

       INVESTMENT DATE - The date on which purchases of shares of Common Stock commence for investment during a given Investment Period under the Plan. Shares will be purchased commencing each Monday of each week (or, if not a Business Day, the next succeeding Business Day).

       INVESTMENT PERIOD - The period for Plan investments on behalf of Participants, which commences on an Investment Date and continues through and includes the date preceding the next succeeding Investment Date.

       OPTIONAL CASH PURCHASES - Purchase of Common Stock through direct cash payments or Automatic Electronic Investments submitted by Participants under the Plan, as authorized in writing by a Participant.

       PARTICIPANT - An eligible individual or entity that has enrolled in the Plan according to the Corporation's applicable procedures.

       PLAN - The Corporation's PowerShare Dividend Reinvestment and Stock Purchase Plan, as described in this Prospectus.

       PLAN DIVIDEND - The cash dividend payable on shares of Common Stock held by the Corporation in the Plan.

       PLAN SHARES - The shares of Common Stock held by the Corporation in a Participant's Plan account.

       REGISTERED SHARES - The shares of Common Stock for which a Participant holds a stock certificate registered on the stock transfer records of the Corporation in the name of the Participant.

       SAFEKEEPING SERVICE - The service allowing Plan Participants to deposit all of their Common Stock certificates with Shareholder Services for credit to their Plan account. Deposited shares will be held in book entry form.

       SHAREHOLDER SERVICES - The department of the Corporation that administers the Plan and keeps records of each Participant's Plan participation.

       SUBSIDIARIES - All entities that are controlled by the Corporation through direct or indirect ownership of a majority of such entities' voting shares.


PURPOSE

1.  What is the purpose of the Plan?

       The Plan offers shareholders, non-shareholders of legal age who are residents of the Eligible Area, employees and eligible retirees of the Corporation or its Subsidiaries a convenient and economical way to purchase the Corporation's Common Stock. Once Participants are enrolled in the Plan, cash dividends, as well as any cash investments and/or payroll or pension deductions, may be used to purchase shares of Common Stock.

       Each Participant should recognize that the Corporation cannot assure any Participant of a profit or protect the Participant against a loss on the shares of Common Stock purchased under the Plan. The use of the term "Plan" does not indicate that the Plan functions as a retirement plan, whether qualified or non-qualified. The Plan does not enjoy any preferred tax status and all dividends on Participant's Plan Shares and Registered Shares are taxable. See Question 34.




FEATURES

2.  What are the main features of the Plan?

       - Participants may elect to have Cash Dividends on all or a portion of their shares of Common Stock automatically reinvested. Dividend payments not reinvested will be paid to Participants by check or through electronic direct deposit.

       - Participants may make Optional Cash Purchases of up to $100,000 per calendar year (Annual Limit) for the purchase of Common Stock.

       - Non-shareholders of legal age who are residents of the Eligible Area may enroll in the Plan by making a minimum initial cash investment of $250.00 to purchase Common Stock under the terms of the Plan.

       - Employees and eligible retirees of the Corporation or its Subsidiaries may purchase shares of Common Stock through automatic payroll or pension deductions.

       - Full investment of funds is possible under the Plan (subject to minimum and maximum purchase requirements) because both full and fractional shares will be credited to Participants' Plan accounts.

       - Participants may deposit all of their certificates of Common Stock with Shareholder Services for safekeeping and will receive credit to their Plan accounts for such shares.

       - Participants will receive quarterly statements of account with a record of their activity as soon as practicable following each Dividend Payment Date, and written confirmations of investments upon opening Plan accounts or making Optional Cash Purchases of Plan Shares. Statements of account are a Participant's continuing record of transactions and should be retained for tax purposes.

       - Through the Plan Participants may sell shares of Common Stock held or deposited in their Plan accounts.

       - By utilizing volume commission discounts from Independent Agents, the Plan is able to provide investors with an economical means to purchase and sell shares of the Corporation's Common Stock.

3.     What are the differences between this Plan and the Current Plan?

       The amendments to the Corporation's Current Plan are intended primarily to make the Plan more attractive and available to investors, and to make the Plan more cost-effective to both investors and the Corporation. These changes include:

       - The Plan is now available to non-shareholder residents of legal age in the Eligible Area. (Formerly, only registered shareholders and non-shareholder residents of legal age in the States of Arkansas, Louisiana, Oklahoma and Texas were eligible to participate)

      - Minimum initial purchase limits have been increased:

            - As with the Current Plan, limits for Optional Cash Purchases under the Plan are a minimum purchase per transaction of $25 and maximum purchases of $100,000 annually.

            - An initial purchase of $250 is required from eligible persons other then existing shareholders, employees and eligible retirees to begin participation in the Plan. (Formerly, the minimum initial purchase was $100). As with the Current Plan, the minimum purchase for employees and eligible retirees by payroll/pension deduction is $10.

            - The Plan includes a Safekeeping Service which permits shareholders to deposit certificates into the Plan, reducing their risk of loss of physical certificates and making it convenient for shareholders to hold all stock in one account.

            - Shareholders may sell through the Plan shares, including odd-lots, deposited into their Plan accounts and all Plan Shares (but not other shareholdings).

            - To avoid potential abuses of the economies offered in connection with Sales through the Plan (e.g., excessive closing and reopening of accounts), the Corporation, will not permit Participants who terminate their account to re-enroll in the Plan until twelve months after such termination.

            - The Plan retains the flexibility to satisfy obligations for shares purchased through the Plan from newly issued shares or shares purchased on the open market.

ADMINISTRATION

4.  Who administers the Plan?

       Administration of the Plan is shared between the Corporation and the Independent Agent. Shareholder Services will have primary responsibility to administer the Plan. Among other things, Shareholder Services will keep a continuous record of participation and send each Participant a quarterly statement of his/her Plan account. If the Corporation elects to meet the requirements of Participants by purchasing shares of Common Stock in the open market, the Independent Agent will act on behalf of Participants in buying such shares. The Independent Agent will also sell Plan Shares on behalf of Participants. In addition, the Independent Agent will provide Shareholder Services with verification of the calculation of price of newly issued shares sold to Participants through the Plan.

       The Corporation reserves the right to interpret and regulate the Plan as deemed necessary or desirable. Neither the Corporation nor its Independent Agent will be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon the Participant's death prior to receipt of written notice of such death.

5. Who should I contact with questions concerning the Plan and its administration?


       You may contact the Corporation with questions concerning the Plan by writing to:

                 Shareholder Services
                 Central and South West Corporation
                 P.O. Box 660164
                 Dallas, Texas  75266-0164

       or by calling Shareholder Services toll-free at 1-800-527-5797.

6. May the Plan be modified or discontinued?

       The Corporation reserves the right to suspend, modify or discontinue the Plan at any time including but not limited to the right to modify the fees and commissions charged to Participants. Any suspension, major modification or discontinuance of the Plan will be announced by the Corporation to all Participants.

PARTICIPATION

7. Who is eligible to participate in the Plan?

       All holders of the Corporation's Common Stock who hold Registered Shares, non-shareholders of legal age who are residents of the Eligible Area, and employees and certain retirees of the Corporation or its Subsidiaries are eligible to participate in the Plan. Retirees of the Corporation are eligible to participate in the Plan if they are either existing shareholders of the Corporation or are residents of the Eligible Area.

       A Plan Prospectus and enrollment information will be furnished at any time upon request to Shareholder Services.

8. How does a holder of Registered Shares participate?

       Participants who hold Registered Shares may join the Plan at any time by completing the Enrollment Form and returning it to the Corporation. If Participants' shares are registered in names other than their own (e.g., in the name of a broker or bank nominee) and they are not residents of the Eligible Area, then in order to participate in the Plan, they either must become a shareholder of record by having shares transferred into their names, or must request that the record holder of their shares participate in the Plan on their behalf.

       The Enrollment Form allows a Participant to choose a reinvestment option for participation in the Plan. By checking the appropriate box a Participant may select:

       - FULL DIVIDEND REINVESTMENT - Automatic reinvestment of cash dividends on all Registered Shares held by the Participant and on all Plan Shares credited to his/her account.

       - PARTIAL DIVIDEND REINVESTMENT - Receipt of cash dividends on a portion of the Registered Shares held by the Participant and/or a portion of the Plan Shares credited to his/her account, and automatic reinvestment of the cash dividends on the remainder of his/her shares.

       - NO DIVIDEND REINVESTMENT - Receipt of cash dividends on all Registered Shares held by the Participant and on all Plan Shares credited to his/her account.

9. How does a non-shareholder of legal age who is a resident of the Eligible Area participate?

       After being furnished with the Plan Prospectus, a resident of legal age of the Eligible Area may apply for enrollment in the Plan by completing and returning the Enrollment Form, together with a check in an amount not less than $250, nor more than the Annual Limit, made payable to "Central and South West Corporation".

       The Enrollment Form requires each applicant to certify verification of age and residency. It also allows the applicants to decide the amount of their initial investment (not less than $250) which will be used to purchase shares of the Corporation's Common Stock. The Enrollment Form allows the applicant to choose a reinvestment option for participation in the Plan. See Questions 8, 30 and 31.

10. How does an employee or eligible retiree participate?

       Any employee or eligible retiree of the Corporation or any of its Subsidiaries may join the Plan at any time either by completing the Employee/Retiree Enrollment Form and returning it to Shareholder Services, or by enrolling in the same manner as any other eligible person described under Question 8 or 9.

       The Employee/Retiree Enrollment Form allows participating employees and retirees to decide the dollar amount, if any, to be deducted from their pay or pension for each pay period. Any deductions will be used to purchase full and fractional shares of the Corporation's Common Stock. The Employee/Retiree Enrollment Form allows them tochoose reinvestment options for participation in the Plan. See Questions 8, 30 and 31.

       Payroll/pension deduction authorizations will remain in effect until cancelled by the employee or retiree. The employee must specify the amount to be withheld each month. The minimum deduction per pay period is $10.

       Payroll/pension deductions will be invested on the Investment Date immediately following the payment date.

       All employees and retirees should understand the differences between Plan participation and participation in the Corporation's Thrift Plus and other benefit and welfare plans before electing to participate in the Plan. Among other things, no matching contributions are made by the Corporation to the Plan, and no deferral of taxes on any dividends or realized gains is available for investments in Common Stock through the Plan. See Questions 1, 2 and 34.

DIVIDEND REINVESTMENT

11. How and when will Cash Dividends be reinvested?

       If a Participant has elected full or partial dividend reinvestment on his/her Registered and/or Plan Shares, the Corporation will reinvest those dividends in additional shares of the Corporation's Common Stock. Reinvested dividends will be used to purchase either authorized but unissued shares from the Corporation or shares that are purchased on the open market by the Independent Agent. As with the Current Plan, the source of Common Stock to be purchased under the Plan may be, in the discretion of the Corporation, authorized but previously unissued Common Stock or shares of Common Stock purchased on the open market by an Independent Agent. The Corporation is currently purchasing Common Stock on behalf of the Plan directly from the Corporation out of its authorized but previously unissued Common Stock and the Corporation will not change the source of shares of Common Stock to open market purchases absent a determination that the Corporation no longer has a need to raise capital or that there is another compelling reason for the change and in no event more than once every three months.

       Cash Dividends payable on any Dividend Payment Date which are to be reinvested will be reinvested commencing on the Investment Date immediately following the applicable Dividend Payment Date. If the Corporation is then meeting the requirements of the Plan with Common Stock purchased in the open market, an Independent Agent will determine the exact timing of such purchases and the number of shares to be purchased, depending on the amount of reinvested dividends, market conditions and the requirements of federal securities laws. If the Corporation elects to issue authorized but unissued shares of its Common Stock, these shares will be issued and credited to a Participant's Plan account by the Corporation as of the Investment Date. The determination of price for purchases of Plan Shares is explained in Question 17.

       If a Participant's Enrollment Form is received by Shareholder Services on or before the Dividend Record Date for the next dividend payment, then the next dividends payable will be used to purchase additional shares of Common Stock on the Investment Date immediately following the applicable Dividend Payment Date.

       If the Enrollment Form is received after the Dividend Record Date for the next dividend payment, the reinvestment of dividends will start with the next succeeding dividend payment.

OPTIONAL CASH PURCHASES

12. Who is eligible to make Optional Cash Purchases?

       All Plan Participants, whether or not they have authorized the reinvestment of dividends, are eligible to make Optional Cash Purchases.

13. How are Optional Cash Purchases made?

       An eligible applicant may make an initial cash investment when enrolling by enclosing a check with the Enrollment Form. Checks should be made payable to "Central and South West Corporation," and returned in the envelope provided with the Enrollment Form. Thereafter, Optional Cash Purchases may be made by using the cash payment form attached to the statement of account, which will be sent to each Participant by Shareholder Services. A Participant may also send in a check without this form; however, your Plan account number must be included on your check.

       If a Participant chooses to participate by Optional Cash Purchases only, the Corporation will pay cash dividends by check or electronic direct deposit on the Participants' Registered Shares and Plan Shares.

14. What are the limitations on making Optional Cash Purchases?

       The option to make cash purchases is available to you at any time. Optional Cash Purchases, other than initial investments and payroll/pension deduction amounts, cannot be less than $25 per payment. The maximum invested in any form in Plan Shares by any Participant, whether enrolled as a shareholder, resident of the Eligible Area, employee or retiree, cannot exceed the Annual Limit for any calendar year. The minimum initial investment for persons enrolling as non-shareholder residents of the Eligible Area is $250. The same amount of money need not be sent in for each Investment Date and there is no obligation to make an investment on any Investment Date.

15. When will Optional Cash Purchases be invested?

       Cash investments will be invested on each Monday of each week (or, if not a Business Day, the next succeeding Business Day) (Investment Date). Cash received on or after an Investment Date will be held by the Corporation until, and will be invested on, the next Investment Date. Since no interest will be paid by the Corporation on any cash payments received and held by the Corporation pending investment on the next Investment Date, Participants are urged to send them shortly before an Investment Date. However, Participants should allow sufficient time to ensure that their cash investments will be received at least one business day prior to an Investment Date.

       In order to receive dividends on shares of Common Stock purchased with Optional Cash Purchases, Participants' cash must be invested no later than the day before the Investment Date prior to the next Dividend Record Date.

PURCHASES

16. How many shares of Commo
n Stock will be purchased?

       Participants Plan account will be credited with the number of shares, including fractions computed to three decimal places, equal to the total amount invested on their behalf divided by the purchase price. The purchase price of the shares Participants purchase under the Plan will be as described under Question 17.

17. What is the price of shares purchased for the Plan?

       If the Corporation is then satisfying the requirements of the Plan with shares of Common Stock purchased on the open market, the price of such shares will be weighted average price at which the Independent Agent acquires the shares plus applicable brokerage commissions and other fees. If the Corporation is then satisfying the requirements of the Plan with newly issued shares of Common Stock, the price of such shares will be 100% of the average of the high and low sales prices of the Corporation's Common Stock, based on the New
York Stock Exchange Composite Transactions on the applicable Investment Date. The Independent Agent, as discussed in Question 4, will provide verification of the calculation of the price of any newly issued shares.

18. Who purchases the shares for the Plan?

       As with the Current Plan, the Corporation, in its discretion, may elect to satisfy the requirements of the Plan with either newly issued shares of Common Stock, or shares of Common Stock purchased on the open market.
See Question 11. If the Corporation elects to purchase shares of Common
Stock on the open market, the Independent Agent will make all such purchases necessary to meet the requirements of the Plan. Other than establishing the length of the Investment Period incorporated into the Plan, the Corporation does not exercise any direct or indirect control over the timing or prices of purchases made by the Independent Agent on the open market.
If open market purchases are not made, the shares issued under the Plan will be issued directly from the authorized but unissued shares of Common Stock of the Corporation.

       The Corporation is currently purchasing Common Stock on behalf of the Plan directly from the Corporation out of its authorized but previously unissued Common Stock and the Corporation will not change the source of shares of Common Stock to open market purchases absent a determination that the Corporation no longer has a need to raise capital or that there is another compelling reason for the change and in no event more than once every three months.

19. Are any fees or expenses incurred by Participants?

       All costs of administering the Plan will be paid by the Corporation, but Participants will be required to pay brokerage commissions and other fees for shares purchased in the open market and shares sold through the Plan.
Brokerage commissions will be a negotiated rate established under the terms of the Corporation's Agreements with Independent Agents, which rate historically has not exceeded $.10 per share.

SALES AND TERMINATION FROM THE PLAN

20. May Participants sell or withdraw all or a portion of their shares from the Plan?

       Yes. Participation in the Plan is entirely voluntary and Participants may sell or withdraw all or a portion of their shares at any time. Any Participant may request that a certificate be issued or that his/her shares be sold and the cash proceeds forwarded to the Participant.

       Participants selling or withdrawing all of their shares from the Plan automatically terminate their participation in the Plan. However, withdrawing Participants may elect to re-enroll at any time after the date 12 months following the termination date, provided that they remain eligible to participate. See Question 7.

21. How do Participants sell or withdraw all or a portion of their shares from the Plan?

       In order to sell or withdraw shares from the Plan, Participants must notify Shareholder Services in writing at the address shown in Question 5.

      If a Participant requests a withdrawal, the Participant must specify that Shareholder Services issue a certificate for any number of whole shares up to the number of shares credited to the Participant's Plan account.
See Question 20.

      If a Participant requests that shares be sold, Shareholder Services will aggregate such shares with shares for which requests to sell were received from other Participants during that week, and will then place a market order with the Independent Agent to sell such shares during the following week. If there are any requests for sales of Plan Shares, the Independent Agent will ell shares on a weekly basis. The Participant will receive the proceeds of the sale less any brokerage commission and any other fees as soon as practicable after the settlement date for applicable sale.

       If a Participant's request for a full or partial withdrawal is received by Shareholder Services on or after a Dividend Record Date and on or before the Dividend Payment Date for a dividend payment, such requests will be processed as soon as practicable after the stock transfer records have been balanced for payment of the dividend and such dividend has been reinvested in the Participant's Plan account.

22. What happens to fractional shares when Participants terminate their Plan accounts?

       When Participants terminate their Plan accounts, cash payments representing any fractional share they hold will be mailed directly to them as soon as practicable after the settlement for the applicable sale. For Participants selling whole shares and fractional shares, the price of the fractional share (per share) will be the same as the price received for the whole shares.

REPORTS TO PARTICIPANTS

23. How will Participants be advised of their purchases of shares of Common Stock and other activity in their Plan accounts?

       The Corporation will provide each Participant with a quarterly statement as soon as practicable following a Dividend Payment Date.
THESE STATEMENTS ARE PARTICIPANT'S CONTINUING RECORD OF THE COST OF THEIR PURCHASES AND SHOULD BE RETAINED FOR TAX PURPOSES. In addition, the Corporation will send Participants written confirmation of each of their cash investments.

       Participants will receive copies of the same communications sent to other registered shareholders of Common Stock, including the Corporation's annual report, interim reports, notice of annual meeting and proxy statement, and certain income tax information.

CERTIFICATES

24. Will stock certificates be issued for shares of Common Stock acquired under the Plan?

       Certificates for shares of Common Stock acquired under the Plan will not be issued. Plan Shares will be registered in the name of a nominee as agent for the Participant. The number of shares credited to your Plan account will be shown on your statement of account. This service protects against loss, theft or destruction of stock certificates.

       A certificate for any number of whole shares up to the full number of shares credited to your Plan account will be issued to you if you so request in writing. See Question 21. Such request should be mailed to Shareholder Services at the address shown in Question 5.

       Shares credited to your Plan account may not be pledged. If you wish to pledge your shares, you must request that a certificate be issued in your name. A certificate for fractional shares will not be issued under any circumstances.

25. In whose name will the Plan account be maintained and certificates registered when issued?

       A Plan account for a Participant that enrolls in the Plan will be maintained in the shareholder's name(s) as shown on the Enrollment Form.
Upon written request, Plan Shares can be transferred and issued in names other than the account name, subject to compliance with any applicable laws and the payment by the Participant of any applicable taxes, provided that the request is accompanied by a duly executed stock power that bears the signature(s) of the Participant(s) and the signature(s) is/are medallion guaranteed by a commercial bank or member firm of the New York Stock
Exchange or Chicago Stock Exchange that is a member of either the STAMP, SEMP or MSP Medallion guarantee programs. Shareholder Services recommends that any such request and stock power be sent by registered or certified mail.

SAFEKEEPING SERVICE FOR COMMON STOCK CERTIFICATES

26. What is the purpose of the Plan's Safekeeping Service for certificates and how does it work?

       The purpose of the Plan's Safekeeping Service is to permit Participants to deposit any Common Stock certificates in their possession with Shareholder Services for safekeeping. Participants who want to take advantage of this service should send their certificate(s) representing Registered Shares to Shareholder Services as described in Question 28. Thereafter, the shares will be held by the Corporation as nominee, and accounted for and reflected on Plan account statements and otherwise treated in the same manner as shares purchased through the Plan.

27. What are the advantages of the Plan's Safekeeping Service?

       The Plan's Safekeeping Service for stock certificates offers two significant advantages to Participants. First, the risk associated with loss of Participants' stock certificates is eliminated. Second, because shares for safekeeping are treated in the same manner as shares purchased through the Plan, they may be sold through the Plan in a convenient and efficient manner. The quarterly statement will verify the deposit of a Participant's shares.

28. How may Common Stock certificates be deposited with Shareholder Services?

       Participants who wish to deposit their certificates of Common Stock for safekeeping should send them, unsigned, to Shareholder Services with written instructions to deposit them to their Plan accounts. The written instructions should include such Participant's Plan account number and should be signed by the registered shareholder of the shares being deposited. The signature on the instructions and the name of the stock certificate must be identical to that on the Plan account to which such shares are to be credited. Shareholder Services recommends that securities be sent via registered or certified mail.

29. May shares remain on deposit if participation in the Plan is discontinued?

       No. Upon withdrawal from the Plan, Participants must elect to receive their Plan Shares either in kind or in cash. See Questions 21 and 22.

CHANGING INVESTMENT OPTIONS

30. May Participants' dividend reinvestment options be changed?

       Yes, at any time Participants may make changes to their reinvestment options. For a description of the options, see Question 8.

       Even if a Participant stops reinvesting cash dividends on all shares registered in his/her name and/or credited to his/her Plan account, the Participant may continue to make Optional Cash Purchases.

31. How do Participants change their reinvestment options?

       Participants may change their reinvestment options at any time by completing the account correspondence portion of their statement of account, a Change Authorization Card or by submitting a written request to Shareholder Services. Changes will become effective as soon as practicable after they are received.

32. How do employee/retiree Participants change or discontinue their payroll deductions?

       Employee/retiree Participants may change their payroll deductions at any time by completing a Change Authorization Card, or by submitting a written request to Shareholder Services. Changes will become effective as soon as practicable after they are received.

33. May employees or retirees stop their payroll/pension deductions and still participate in the Plan?

       Yes. Employees or retirees who stop their payroll or pension deductions for purchases of Plan Shares may leave their shares in the Plan. Shareholder Services will continue to maintain the shares in their Plan accounts unless otherwise instructed. These employees and retirees may also continue to make Optional Cash Purchases.

INCOME TAXES

34. What are the federal income tax consequences of participation in the Plan?

       In general, Participants in the Plan have the same federal income tax obligations with respect to their dividends as do shareholders who are not Plan Participants. This means that dividends reinvested under the Plan are taxable as having been received even though the Participants did not actually receive them in cash but, instead, used them to purchase additional shares under the Plan.

       The selling of shares by a Participant under the Plan will give rise to capital gain or loss, provided such shares are held as a capital asset by the Participant. Any such gain or loss will be measured by the difference between the proceeds received by the Participant (net of commissions and fees) and the Participant's tax basis in the shares sold.

       The tax basis of shares acquired in the open market is equal to their purchase price per share (including brokerage commission and other fees). The purchase price of shares acquired in the open market is determined by calculating the weighted average price at which the Independent Agent acquires the shares, and the purchase price of newly issued shares acquired through the Plan is equal to 100% of the average of the high and low sales prices on the New York Stock Exchange Composite Transactions on the purchase date.

       Any capital gain or loss will be long- or short-term according to whether the Participant's holding period for the shares sold was greater than one year, or one year or less, respectively. The holding period for the shares acquired under the Plan commences the day after the applicable purchase date.

       The foregoing is only a general discussion of certain federal income tax aspects of an investment in the Plan. Each Participant should consult his/her personal tax adviser as to all of the tax consequences of participating in the Plan, including the application of current and proposed federal, state, local, foreign and other tax laws.

35. What provisions are made for foreign shareholders?

       In the case of foreign shareholders who have elected to reinvest cash dividends and whose cash dividends are subject to United States income tax withholding, an amount equal to the cash dividends less the amount of tax required to be withheld will be applied to the purchase of shares of Common Stock.

       Cash investments received from foreign shareholders must be in United States currency and will be invested in the same manner as investments from other Participants.

OTHER INFORMATION

36. What happens when Participants sell or transfer all of the shares registered in their names but do not withdraw or sell their Plan Shares?

       If Participants dispose of all shares of Common Stock registered in their names, Shareholder Services will continue to maintain the shares in their Plan accounts unless otherwise instructed.

37. What happens if the Corporation issues a stock dividend, declares a stock split, or has a rights offering?

       Any shares of Common Stock distributed by the Corporation as a stock dividend on shares credited to Participants' Plan accounts, or on any split of these shares, will be credited to their Plan accounts. In a rights offering, Participants' entitlements will be based on their holdings, including those credited to their Plan accounts. Rights from a rights offering applicable to shares credited to Participants' Plan accounts, however, will be sold by Shareholder Services. The proceeds will be credited to Participants' Plan accounts and applied as cash investments to purchase shares of Common Stock on the next Investment Date.

       Participants wishing to be in a position to exercise such rights may withdraw shares credited to their Plan accounts as described under Question 21 above.

38. How will shares held under the Plan be voted at meetings of shareholders?

       For each meeting of shareholders, Participants will receive proxy cards which will enable them to vote both shares registered in their names and shares credited to their Plan accounts.

AUTOMATIC ELECTRONIC INVESTMENT

39. What is the Automatic Electronic Investment feature of the Plan and how does it work?

       Participants may make Optional Cash Purchases by means of Automatic Electronic Investments of not less than $25 nor more than the Annual Limit by monthly electronic funds transfers from a predesignated U.S. account. Automatic Electronic Investments may be made from accounts at any of the approximately 18,000 banks, savings associations and credit unions that are members of the National Automated Clearing House Association (NACHA).

       To initiate Automatic Electronic Investments, the Participant must complete and sign an Automatic Electronic Investment Authorization Card and return it to Shareholder Services together with a voided blank check or deposit slip for the account from which funds are to be drawn. Forms will be processed and will become effective as promptly as practicable.

       Once Automatic Electronic Investment is initiated, funds will be drawn from the Participant's designated account on the 20th day of each month (or, if the 20th day is not a business day, the first business day thereafter), and will be invested in Common Stock beginning on the next Investment Date following the date of such draft.

       Participants may change the amounts of their future Automatic Electronic Investments by completing and submitting to Shareholder Services a new Automatic Electronic Investment Authorization Card. To be effective with respect to a particular Investment Date, however, the new Automatic Electronic Investment Authorization Card must be received by Shareholder Services at least three business days preceding the date for electronic transfer of funds. Participants may terminate their Automatic Electronic Investment by notifying Shareholder Services in writing.

       Electronic direct deposit of dividends that Participants elect to receive is also available through Shareholder Services.



                                    LEGAL OPINIONS

       The legality of the shares of Common Stock offered hereby has been passed upon for the Corporation by Milbank, Tweed, Hadley & McCloy,
New York, New York.


                                        EXPERTS

       The audited consolidated financial statements and schedules incorporated by reference in this Prospectus, and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports dated February 13, 1995, with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                                        PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

       Registration Fee for Securities and
         Exchange Commission Statement . . . . . . .  . . . . . $56,573.28

       Holding Company Act filing fee. . . . . . . . . . . . . . .   2,000*

       Design Printing, and Stationery . . . . . . . . . . . . . . 100,000

       Listing Fee for the New York Stock Exchange . . . . . . . .   1,500

       Accounting Fees . . . . . . . . . . . . . . . . . . . . . .   5,000

       Expenses and counsel fees in connection with
         qualification or registration of the Common
         Stock under state securities or "blue sky"
         laws  . . . . . . . . . . . . . . . . . . . . . . . . . .   5,000

       Expenses of Central and South West
         Services, Inc.  . . . . . . . . . . . . . . . . . . . . . [20,000]

       Counsel Fees:
         Milbank, Tweed, Hadley & McCloy
         New York, New York  . . . . . . . . . . . . . . . . . . .  25,000

       Miscellaneous and incidental expenses,
         including travel, telephone, copying,
         postage, etc. . . . . . . . . . . . . . . . . . . . . . .   4,000
                                                                -----------
         Total                                                 $ 219,073.28
                                                               ============

       _______________
       * Actual Amount.







Item 15.  Indemnification of Directors and Officers.

       Section 145 of the General Corporation Law of the State of Delaware, the State of incorporation of the Corporation, confers broad powers upon corporations incorporated in that State with respect to indemnification of any person against liabilities incurred by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity. The provisions of Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

       The Second Restated Certificate of Incorporation of the Corporation contains a provision that eliminates the personal liability of the Corporation's directors to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation to the full extent permitted by the Delaware General Corporation Law.

       The Second Restated Certificate of Incorporation, as amended, and Bylaws of the Corporation provide that directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the laws of the State of Delaware against liability for certain of their acts. In addition, the Corporation has purchased directors and officers liability insurance.

Item 16.  Exhibits.

       Exhibit
         No.                    Description of Exhibits

         4(a) - Second Restated Certificate of Incorporation of the Corporation, as amended (Incorporated herein by reference to Exhibits 3.1 and 3.2 to the Corporation's Form 10-Q for the quarter ended June 30, 1995, File No. 1-1443).

         4(b) - Bylaws, as amended, of the Corporation (Incorporated herein by reference to Exhibit 3(b) to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1990, File No. 1-1443).

            5 - Opinion of Milbank, Tweed, Hadley & McCloy, counsel for the Corporation, as to the legality of the shares of Common Stock.

        23(a) -   Consent of Arthur Andersen LLP

        23(b) -   Consent of [English Auditors].

        23(c) -   Consent of Milbank, Tweed, Hadley & McCloy (contained in
                  Exhibit 5 above).

           24 -   Power of Attorney (included on page II-5).


Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
            (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
            Section 13 or Section 15(d) of the Securities Exchange Act of
            1934 that are incorporated by reference in the registration statement;

           (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

           (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

           (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.




                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Dallas, State of Texas, on __________ __, 1996.


                             CENTRAL AND SOUTH WEST CORPORATION


                                      By:_______________________________

     Each person whose signature appears below hereby authorizes and appoints Stephen J. McDonnell and Stephen D. Wise or either of them, as his or her attorney-in-fact, with full power of substitution and resubstitution to sign and file on his or her behalf individually and in each such capacity stated below any and all amendments and post-effective amendments to this Registration Statement [and any registration statement of the Company relating to Common Stock filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933], as fully as such person could in person, hereby verifying and confirming all that said attorney-in-fact, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on __________ __, 1996.


     Signature                                 Title


_________________________
E.R. Brooks                        Chairman of the Board, President,
                                   Chief Executive Officer and Director
                                     (principal executive officer)


_________________________
Harry D. Mattison                  Executive Vice President




_________________________
Glenn D. Rosilier                  Senior Vice President and
                                   Chief Financial Officer
                                   (principal financial officer)


_________________________          Executive Vice President
Thomas V. Shockley III             and Director



_________________________
Wendy G. Hargus                    Controller (principal accounting officer)





     Signature                       Title



_________________________            Director
     Glenn Biggs



_________________________            Director
     Molly Shi Boren



_________________________            Director
     Donald M. Carlton



_________________________            Director
     Thomas H. Cruikshank



_________________________            Director
     Joe H. Foy



_________________________            Director
     Robert W. Lawless



_________________________            Director
     James L. Powell



_________________________            Director
     James C. Templeton



_________________________            Director
     Lloyd D. Ward






                                   INDEX TO EXHIBITS


Exhibit
  No.                               Exhibit


 4(a)            Second Restated Certificate of Incorporation   Incorporated
                 of the Corporation, as amended (Incorporated   by Reference
                 herein by reference to Exhibits 3.1 and 3.2 to the Corporation's Form 10-Q for the quarter ended June 30, 1995, File No. 1-1443).

 4(b)            Bylaws, as amended, of the Corporation         Incorporated
                 (Incorporated herein by reference to           by Reference
                 Exhibit 3(b) to the Corporation's Annual
                 Report on Form 10-K for the year ended
                 December 31, 1990, File No. 1-1443).

  5              Opinion of Milbank, Tweed, Hadley & McCloy,    Electronic
                 counsel for the Corporation, as to the
                 legality of the shares of Common Stock.

 23(a)           Consent of Arthur Andersen LLP                 Electronic

 23(b)           Consent of [English Auditors].                 Electronic

 23(c)           Consent of Milbank, Tweed, Hadley & McCloy         --
                 (contained in Exhibit 5 above).

 24              Power of Attorney (included on page II-5).         --